MUFG Americas Holdings Corporation (MUAH) Investor Presentation for the Quarter Ended September 30, 2020 MUFG Americas Holdings Corporation

Forward-Looking Statements and Non-GAAP Financial Measures This presentation describes activities of MUFG Americas Holdings Corporation and its consolidated subsidiaries (the Company) unless otherwise specified. This presentation should be read in conjunction with the financial statements, notes and other information contained in the Company’s most recent annual report on Form 10-K and Quarterly Reports on Forms 10-Q and in any subsequent filings with the Securities and Exchange Commission (SEC). The following appears in accordance with the Private Securities Litigation Reform Act. This presentation includes forward-looking statements that involve risks and uncertainties. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Often, they include the words “believe,” “expect," “target,” “anticipate,” “intend,” “plan,” “seek," "estimate,” “potential,” “project,” "forecast," "outlook," or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” "might," or “may.” They may also consist of annualized amounts based on historical interim period results. There are numerous risks and uncertainties that could and will cause actual results to differ materially from those discussed in the Company’s forward-looking statements. Many of these factors are beyond the Company’s ability to control or predict and could have a material adverse effect on the Company’s financial condition, and results of operations or prospects. For more information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the SEC, including the discussions under “Management’s Discussion & Analysis of Financial Condition and Results of Operations” and “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Forms 10-Q and in any subsequent filings with the SEC and available on the SEC’s website at www.sec.gov. In addition to the aforementioned factors, the COVID-19 global pandemic is adversely affecting us, our clients, and our third-party service providers, among others, and its impact may adversely affect our business and results of operations over a period of time. Any factor described above, in this presentation, or in our SEC reports could, by itself or together with one or more other factors, adversely affect our financial condition, results of operations and prospects. All forward-looking statements contained herein are based on information available at the time of this presentation, and the Company assumes no obligation to update any forward-looking statements. This investor presentation includes the tangible common equity capital ratio to facilitate the understanding of the Company’s capital structure and for use in assessing and comparing the quality and composition of the Company's capital structure to other financial institutions. This investor presentation also includes the adjusted efficiency ratio to enhance the comparability of MUAH's efficiency ratio when compared with other financial institutions. This presentation should not be viewed as a substitute for results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP financial measures presented by other companies. Please refer to our separate reconciliation of non-GAAP financial measures in our 10-Q for the quarter ended September 30, 2020. MUFG Americas Holdings Corporation Investor Presentation, 3Q20 2

Strength of U.S. Presence MUAH and MUFG America's mission is to be a foundation of strength and trust committed to meeting the needs of our customers, colleagues, communities and shareholders, fostering shared and sustainable growth. Financial Strength and Value Clients • High quality loan portfolio with historically strong • Strategic footprint in affluent West Coast markets credit performance • MUB serves 2.1 million clients and is committed to • Solid investment grade credit ratings (MUFG Union forging long-standing relationships that enable us to Bank (MUB) is rated A/A3/A) provide strong solutions to our clients • Strong balance sheet with high-quality capital base and strong liquidity – Tier 1 risk-based capital ratio of 15.03% Shareholders Colleagues • Owned by and strategically important to Mitsubishi • Experienced, stable, and diverse local management UJF Financial Group (MUFG), one of the world’s team and a majority of independent board members largest financial organizations • MUFG Americas is committed to Inclusion and • MUFG traces its history back over 360 years and Diversity emphasizes a conservative risk culture with a focus on safety and soundness MUFG Americas Holdings Corporation Investor Presentation, 3Q20 3

MUFG has a Significant Presence in the U.S.

Significant presence in the United States through MUFG Americas Holdings Corp. (MUAH), its Intermediate Holding Company, as well as through MUFG branches, collectively referred to as Combined U.S. Operations (CUSO)



Mitsubishi UFJ Financial Group (MUFG)
100%
Mitsubishi UFJ Securities Holdings (MUS)
100%
MUFG Bank, Ltd. (formerly Bank of Tokyo-Mitsubishi UFJ, Ltd.)
100%
Mitsubishi UFJ Trust and Banking (MUTB)
5%
95%
Combined U.S. Operations
MUFG Americas Holdings Corp (MUAH)
Intermediate Holding Company
MUFG Union Bank, N.A. (MUB)
9/30/20 assets: $132.5B
MUFG Securities Americas (MUSA)
9/30/20 assets: $28.4B
Non-Bank Subs (Leasing)
9/30/20 assets: $3.1B[1]
Branches
MUFG Bank NY
9/30/20 assets: $134.9B
MUFG Bank LA
9/30/20 assets: $8.3B
MUFG Bank Chicago
9/30/20 assets: $3.0B
MUTB NY
9/30/20 assets: $15.5B
Latin America & Canada Operations
MUFG Americas
MUFG U.S.

MUFG[2]

- ***Total Assets:*** $3.2 trillion, 6th largest globally
- ***Loans:*** $1.0 trillion
- ***Locations:*** ~2,700
- ***Employees:*** ~180,000 across 50+ countries
- ***Deposits:*** $1.8 trillion, 6th largest globally

MUFG U.S.

- ***Total Assets:*** $379 billion[3]
- ***Loans:*** $186 billion, 9th largest among U.S. Banks[3]
- ***Deposits***: $209 billion[3]
- ***Locations:*** 352 branches[4]
- ***Employees:*** ~13,240 FTE[5]

1. Net of intercompany eliminations
2. MUFG: Total Assets, Loans, and Deposits as of 6/30/2020 using an exchange rate of USD 1.00 = JPY 107.74; global rankings for Total Assets and Deposits are as of 6/30/2020; locations, employees, and countries are as of 12/31/2019
3. MUFG U.S.: Total Assets of $379 billion, Loans of $186 billion, and Deposits of $209 billion; including intercompany adjustments as of 6/30/2020
4. MUAH has transitioned PurePoint Financial to a fully digital offering and closed the 22 Financial Centers effective 2/20/2020
5. Source: MUAH's 12/31/2019 10-K filing, number of full-time equivalent (FTE) employees for MUAH only

MUFG Americas Holdings Corporation Investor Presentation, 3Q20 4

Supporting Clients, Communities, and Colleagues

We have seen overwhelming economic and social suffering across our country as a result of COVID-19 and recent protests highlighting social and racial inequality. We believe it is our responsibility to be part of the solution.

	Clients	Communities	Colleagues
COVID-19	▪ Provided **~$2.5B of loans to ~14,000 clients**[1] under SBA Paycheck Protection Program ▪ Main Street Lending Program being offered to **existing and select prospect clients** ▪ **Business and Consumer Relief Programs** (e.g., payment deferrals, fee waivers, loan restructurings, temporary credits, and deposit limit exceptions)	▪ **$3 million commitment to support local communities** globally to accelerate the path to recovery ▪ $1.4 million in support of the small business sector ▪ $500,000 for US-based social safety net programs ▪ $100,000 for community-based organizations in Canada and Latin America ▪ $1 million to existing small business grants in the U.S.	▪ Quickly ramped up technology to enable **80%+ MUFG Americas**[2] **colleagues to work from home** ▪ **Employee Relief Funding of $400,000** for employees in the US ▪ All Union Bank branch staff in CA, WA, and OR received **relief pay** of up to $2,000 ▪ MUFG Americas U.S. colleagues who became ill or needed to attend to family matters received **additional time off**
Social & Racial Inequality	▪ **Redirected clients** to three nearby branches following the La Mesa branch fire ▪ **Steadfast commitment to our communities** as demonstrated by plans to rebuild the La Mesa branch ▪ Since 2003, MUB has committed over $50 million to **support minority and women lead investments firms**	▪ **$10 million Community Recovery Program** aimed at addressing social and racial inequalities in the U.S. ▪ $5 million will be directed to small business recovery efforts ▪ $3 million toward rebuilding the workforce ▪ $2 million to continue building financial security	▪ **Observation of Juneteenth** ▪ **MUB is committed to increasing diverse representation** through hiring, development and retention practices. Workforce is comprised of[3]: ▪ 49.6% women ▪ 58.5% people of color ▪ 66.1% women or people of color at the VP level and above ▪ Planned actions also include delivering **enhanced diversity training and strengthening our inclusion** and diversity ecosystem

1. As of 7/15/2020
2. Colleagues from the U.S., Canada, and Latin America
3. As of 3/31/2020

MUFG Americas Holdings Corporation Investor Presentation, 3Q20

5

2020-2023 Strategic Plan The strategic plan returns MUB to what it was known for in the past: consistent client-centric, relationship-based banking in chosen client segments; drives towards an efficient cost structure; and positions MUAH for improved financial performance on a long-term basis. Strategic Imperatives What we are doing 1 ▪ MUB will be dedicated to a client-centric, relationship-based, “back to basics” approach Execute on Strategic Business Initiatives ▪ Wholesale bank will continue to focus on key client segments and differentiating through innovative credit structures 2 ▪ Transformation will bring a client-first, customer centric operating model to support our Drive Technology business and technology opportunities Transformation ▪ Position the bank for growth 3 ▪ Rewiring will structurally change the way we operate and significantly reduce our cost base Simplify Operating Model & Drive Efficiencies ▪ Regional Bank Restructure will optimize our cost structure by transforming the physical branch network to support target segments as well as change our organization design 4 ▪ Maintain effective oversight of compliance matters Effectively Manage Risk and Meet Regulatory ▪ Advance the firm’s information security control framework Requirements1 ▪ Replace the Core Banking platform and implement the Risk and Regulatory Data program 1. Further covered in the Financial Summary for MUAH MUFG Americas Holdings Corporation Investor Presentation, 3Q20 6

1 MUFG Union Bank Segment Strategy Overview Segment Strategy MUB Regional Bank Global Corporate & Investment Commercial Banking, Business High Net Worth / Mass Affluent / Banking-US Banking & Small Business Affluent Mass Market Lead with ideas Lead with credit and Lead with relationship mortgage Lead with simple, everyday and bespoke team-based collaboration to and deepen with deposits and banking to efficiently grow low- solutions win clients and grow core deposits investments cost deposits Product Strategies Commercial Real Leverage deep commercial lending expertise to drive Estate growth in key segments and verticals Deposits & Treasury Fund the bank efficiently with low-cost core deposits and enhanced collaboration with Transaction Banking Management Capital Markets and Deepen relationships with value-add capital markets, FX, investment banking and wealth management products and advice Advisory Services Home Lending Leverage home lending strength as a key relationship driver and acquisition engine Personal Lending Profitably deploy personal lending for acquisition and primacy Foundational Strategies Organization Organize around client segments, align performance measurement and incentives, maintain safety and soundness Digital Platform Enhance client-facing and internal digital capabilities around segment-specific needs Physical Distribution Optimize the physical distribution for efficiency and fit-for-purpose segment objectives Efficiencies Prioritize efficiency and simplification across segments and supporting operations MUFG Americas Holdings Corporation Investor Presentation, 3Q20 7

1 Regional Bank Strategic Approach by Core Segment “Back to Basics” approach aimed at differentiating among Commercial, Business, and High Net Worth Strategy segments, while efficiently serving the Mass Affluent and Mass Market Target Commercial Banking, Business High Net Worth / Affluent Mass Affluent / Mass Market Segments Banking & Small Business Relationship mortgage to Credit and relationship pricing Simple everyday banking to Lead With opportunistically grow deposits to win clients and grow deposits efficiently grow low-cost deposits and investments Key Market Share | Depth | Wallet Share | Depth | Core Deposits | Primacy | Success Core Deposits Core Deposits Efficiency Measures ▪ Relationship-based approach to client engagement across ▪ Easy, simple everyday business and personal banking, i.e., Bank FreelyTM ▪ Talented and collaborative salesforce, with specialty focus in key growth areas ▪ Efficiently offer conforming Approach mortgage and personal ▪ Competitively priced products and services across credit, loans deposits and investments ▪ Reliable self-service and ▪ A fit-for-purpose physical network basic digital functionality ▪ We will not be everything to everyone MUFG Americas Holdings Corporation Investor Presentation, 3Q20 8

1 Global Corporate Investment Bank-US Strategy and Initiatives Enhance Profitability Optimize Balance Digitize & Enhance Strategy and Deepen Customer Sheet and Enhance Improve Productivity Infrastructure Relationships Risk Capabilities Target Mid Corporate / Large Cap Investment Grade Financial Sponsors Segments Non-Investment Grade Clients Clients ▪ Securitized Products ▪ Lead with ideas / bespoke ▪ Leveraged Finance: Buyout / Underwriting ▪ Selective Mid-Corporate solutions Expansion ▪ Working Capital Solutions ▪ Direct Lending Initiatives ▪ Leasing Transformation and ▪ TPS Acquisition ▪ Working Capital Solutions for Growth Sponsor Owned Companies ▪ Asset-Based Lending/ Distressed Debt ▪ Barbell approach ◦ Global scale to support large cap M&A and cross-border needs ◦ Extending industry expertise to Mid-Corp ◦ Combining fundamental credit competency with emerging structural and marketable credit skills Value • Delivering One MUFG across full Corporate Investment Banking suite Delivery ◦ Bank loans ◦ Capital markets, interest rate and various foreign exchange ◦ Transaction Banking • Extracting value for customized solutions MUFG Americas Holdings Corporation Investor Presentation, 3Q20 9

2

Transformation Program Alignment with Technology Strategy

Strategy	**Operation & Technology strategy will create the solid foundation MUB needs to transform and grow its business in a hyper-competitive marketplace.**				
Initiatives	**Replace Legacy & End of Life Platforms**	**Data-as-a-Service Strategy**	**21st Century Infrastructure**	**Run the Bank**	**Risk Weighted Management**
Approach	• Address **End-of-Life backlog** and enable **move to cloud, ex. Core Banking & Enterprise Data Platforms** • Decrease **risk of non- compliance**, and reduce **cost of compliance** • Deliver prerequisite for **improved customer experience/reduced attrition** • Leverage **Integrated** regulatory compliance • Increase proportion of **open platform** applications	• Establish and maintain an **enterprise-wide data strategy** and **common data governance standards** • Drive **prioritization** of data consumption requirements • Set priorities for building **common data infrastructure** services • Make data **available to support decision making**	• Enable **'Fit for growth'** Ops & Tech • Operate **securely in the cloud** • Drive **reduction in operating costs** • Increase **speed-to-market** • Ensure **security and compliance** • Focus on **automation and development, security and operations** to drive safety and soundness & efficiency	• Instill **customer-first culture** • **Empower employees** • Fill **capability gaps** with strategic hires • Improve **business processes** and make **innovation** the cultural norm • Improve **technology operations** • Drive rapid evolution by identifying and **eliminating bottlenecks**	• Mature **First Line processes**, risk and controls to reduce risk and meet regulatory requirements • Ensure robust, effective **issue management** • Build an innovative, **industry-standard security** program • Address application **End-of-Life** risk holistically • Implement processes that **fix the problem** "at the left"

TRANSFORMATION ALIGNMENT

MUFG Americas Holdings Corporation Investor Presentation, 3Q20

10

3

Rewiring for the Future

Strategy	**To effectively compete and meet our clients' needs, we are pursuing a multi-year effort to reduce our cost base and drive continuous improvement. We are targeting a range of $250-$300 million in benefits for the first phase of the Rewiring Program by 2023[1], some of which will be offset by reinvestment in technology, regulatory compliance and growth initiatives.**			
Structural Initiatives	**a** **Workforce Geographic Distribution**	**b** **Organization Design**	**c** **Procurement**	**d** **Process Simplification & Automation**
Approach	• Leverage strategic locations to reduce our high cost footprint and outsource certain activities that can be performed efficiently and safely by third-party centers of excellence	• Break down silos and combine like functions in shared service centers; increase spans and reduce layers	• Reduce spend on consultants, travel and entertainment, and other third-party and discretionary spend	• Simplify our operations and automate manual processes to increase employee productivity
Value	Effort launched at the end of 2018 to drive value to the bottom line with implementation and rigorous tracking; accompanied by organization change management program to sustain lower cost base over time; objective is to close cost gap to US peers.			

1. Not including any potential reductions in expenses and associated fees transfer-priced to MUFG U.S. branches that may also result from the program

MUFG Americas Holdings Corporation Investor Presentation, 3Q20

11

3

Rewiring for the Future - Wins

Through more effective and efficient organizational design, adopting better ways of working, redistributing workforce, rationalizing number of suppliers and better rates => we simplify our operating model, speed up delivery/decision making (e.g. fewer layers) and drive "sustainable" savings

a

Workforce Geographic Distribution

- Consolidate Quality Engineering vendors to a single offshore vendor
- Consolidate Production Support vendors and move offshore
- Operations location strategy (offshore and onshore site optimization)
- Migration to Phoenix
- Offshoring



Rate Card
Suppliers
Manage Spend
Ways of Working
REWIRE
Org Design
Manage Delivery
Redistribute

b

Organization Design

- Integrate RB Ops to Integrated Services for the Americas Ops
- Integrate Global Trust Services (TB)
- Integrate Bank & Branch Treasury
- Reorganized Chief Efficiency & Development office

c

Procurement (Rate Card)

- Standardize Offshore Delivery Center rate card
- Reduce unit price of travel
- Renegotiate rate card and volume rebate for Big 4 firms

Procurement (Suppliers)

- Contingent labor direct sourcing
- Contingent labor supplier rationalization
- Outside legal counsel RFP
- Travel Demand pre-COVID

d

Process Simplification & Automation

- End to End Credit Simplification
- Capability Center
- Infrastructure Automation
- Reg. & Risk Report Automation (tracked separately though Transformation)
- Rationalize management reporting in Treasury (demand management)

MUFG Americas Holdings Corporation Investor Presentation, 3Q20

12

2 3 Expense & Technology Initiative - Wins Regional Bank Restructuring ▪ Recalibrated operating costs for PurePoint inclusive of closure of all 22 PurePoint Financial Centers ▪ Optimizing the MUB branch network * During early 2021, MUB will consolidate 41 branches or 12% of the network * MUB will also be converting nearly 50 branches into Universal Branch locations, increasing the total to over 100 by 2021 ▪ Run rate savings expected in FY21 Transformation ▪ Initiated Core Banking & Enterprise Data Platform replacement initiatives ▪ Initial set up of Cloud environment allows for rapid deployment of business capabilities ▪ Completed automated delivery capabilities ▪ Delivered foundation technology to improve data controls ▪ Delivered modern workplace tools to improve employee productivity and collaboration during the pandemic ▪ Met initial cost savings targets for FY’19; full run rate savings expected by 2027 MUFG Americas Holdings Corporation Investor Presentation, 3Q20 13

Financial Summary for MUAH This section only includes financials and other disclosures for MUAH and excludes MUFG Americas operations outside of MUAH 14

MUAH Key Business Segments

Diversification across segments and products as illustrated through revenue and earnings mix. Key MUAH business segments[1] consist of:

Regional Bank

Provides banking products and services to individual and business customers in California, Washington, and Oregon through seven major business lines: Consumer Banking, Small Business, Business Banking, Commercial Banking, Real Estate Industries, Wealth Markets, and PurePoint Financial which is a national online direct bank deposit platform

Global Corporate & Investment Banking - U.S.

Delivers the full suite of products and services to large and mid-corporate customers based on industry-focused coverage teams, including credit as well as global treasury management, capital market solutions and various foreign exchange, interest rate risk and commodity risk management products

Transaction Banking

Offers working capital management and asset servicing solutions, including deposits and treasury management, trade finance, and institutional trust and custody to customers

MUFG Securities Americas

Engages in capital markets origination transactions, domestic and foreign debt and equity securities transactions, private placements, collateralized financings, and securities borrowing and lending transactions

Three Months Ended September 30, 2020
$1,526MM Total Revenues by Segment ($MM)[3]



$386
25.3%
$638
41.8%
$184
12.1%
$60
3.9%
$258
16.9%
Regional Bank
Global Corporate & Investment Banking - U.S.
Transaction Banking
MUSA
Other

Three Months Ended September 30, 2020
$3MM Pre-tax, pre-provision income[4] ($MM)



$141
$132
$14
$53
$(337)
Regional Bank
Global Corporate & Investment Banking - U.S.
Transaction Banking
MUSA
Other²

1. Source: Form 10-Q for the quarter ended September 30, 2020
2. "Other" includes the MUFG Fund Services segment, Markets segment, Japanese Corporate Banking segment and Corporate Treasury; additionally, "Other" includes goodwill impairment recorded in the third quarter of 2020
3. Numbers may not add to 100% due to rounding
4. Pre-tax, pre-provision income is total revenue less noninterest expense. Management believes that this is a useful financial measure because it enables investors and others to assess the Company's ability to generate capital to cover credit losses through a credit cycle

MUFG Americas Holdings Corporation Investor Presentation, 3Q20

15

2020 Third Quarter MUAH Results

(Dollars in millions)	For the Three Months Ended			
Results of operations:	**September 30, 2020**	**June 30, 2020**	**September 30, 2019**	**June 30, 2019**
Net interest income	$ 759	$ 787	$ 754	$ 777
Noninterest income	767	809	717	649
Total revenue	1,526	1,596	1,471	1,426
Noninterest expense	1,523	1,178	2,770	1,154
Pre-tax, pre-provision income[1]	3	418	(1,299)	272
(Reversal of) provision for credit losses	41	361	95	56
Income before income taxes and including noncontrolling interests	(38)	57	(1,394)	216
Income tax expense (benefit)	(155)	39	(18)	20
Net income including noncontrolling interests	117	18	(1,376)	196
Deduct: Net loss (income) from noncontrolling interests	4	4	4	3
Net (loss) income attributable to MUAH	**$ 121**	**$ 22**	**$ (1,372)**	**$ 199**

Compared to the third quarter of 2019, net income increased by $1,493 million

- Net income attributable to MUAH was $121 million for the three months ended September 30, 2020
  - The increase in net income compared to the same quarter in 2019 was largely due to lower noninterest expense of $1,247 million, higher tax benefit of $137 million, lower provision for credit losses of $54 million and higher noninterest income of $50 million
  - Noninterest expense in the third quarter of 2019 included a $1.6 billion goodwill impairment charge
  - Noninterest income increased largely due to increases in investment banking and syndication fees and gains on sale of securities partially offset by a decrease in trading account activities
- During the third quarter of 2020, due to revisions to multiples used in the market approach component of its fair value estimation, the Company initiated an interim quantitative impairment test of goodwill allocated to two of its reporting units: Commercial Banking and Real Estate Industries and Global Corporate & Investment Banking - U.S.
  - Due largely to increases in observed market discount rates, the Company recorded an impairment charge of $357 million, which represented a portion of the goodwill allocated to the Global Corporate & Investment Banking - U.S. and Commercial Banking and Real Estate Industries reporting units, which have $483 million and $640 million allocated goodwill remaining after the impairment, respectively. The impairment charge did not result in a cash outflow and did not significantly affect the regulatory capital ratios or the Company's liquidity position as of September 30, 2020.

1. Pre-tax, pre-provision income is total revenue less noninterest expense. Management believes that this is a useful financial measure because it enables investors and others to assess the Company's ability to generate capital to cover credit losses through a credit cycle

MUFG Americas Holdings Corporation Investor Presentation, 3Q20

16

MUAH Balance Sheet and Profitability Highlights as of Period End

- $164.0 billion in total assets, of which MUB has $132.5 billion and MUSA has $28.4 billion
  - Assets comprised primarily of high-quality residential mortgage / CRE / C&I loans ($85.0 billion) and highly liquid securities ($24.3 billion), among others
- Strong deposit base ($102.0 billion) supported with wholesale funding

(Dollars in millions)	September 30, 2020	June 30, 2020	September 30, 2019	June 30, 2019
Balance sheet (end of period)				
Total assets	$ 164,029	$ 167,350	$ 173,233	$ 172,010
Total loans held for investment	84,974	86,535	88,693	88,468
Total securities	24,313	23,734	27,097	25,595
Securities borrowed or purchased under repo	17,535	17,081	23,626	24,006
Trading account assets	12,503	12,453	11,741	10,910
Total deposits	101,959	102,572	96,671	94,588
Securities loaned or sold under repo	23,432	22,087	29,581	28,917
Long-term debt	15,150	16,785	15,912	16,068
Trading account liabilities	2,806	3,256	3,188	3,805
MUAH stockholders' equity	16,846	16,658	16,042	17,266
Performance ratios (YTD)				
Net interest margin [1,2]	2.02%	2.03%	1.99%	2.03%
Return on average assets [1]	(0.13)	(0.34)	(0.77)	0.45
Return on average MUAH stockholders' equity [1]	(1.30)	(3.40)	(7.71)	4.53
Return on tangible common equity [1,4]	1.12	(3.74)	5.90	5.93
Efficiency ratio [3]	86.58	79.78	118.15	81.80
Adjusted efficiency ratio [4]	73.98	75.55	76.36	77.82

Compared to the previous year:

- Total assets decreased $9.2 billion driven by decreases in securities borrowed or purchased under resale agreements of $6.1 billion, loans held for investment of $3.7 billion, total securities of $2.8 billion, other assets of $0.5 billion and goodwill of $0.4 billion offset by an increase in total cash and cash equivalents of $4.3 billion
- Loans held for investment decreased primarily due to a decrease in residential mortgage and home equity offset by an increase in commercial and industrial loans
- Total deposits increased $5.3 billion primarily due to an increase in noninterest bearing deposits, money market and interest checking offset by a decrease in time deposits

1. Annualized based on year to date activity
2. Net interest margin is presented on a taxable-equivalent basis using the federal statutory tax rate of 21% for 2019 and 2020
3. The efficiency ratio is total noninterest expense as a percentage of total revenue (net interest income and noninterest income)
4. Non-GAAP financial measure in our 10-Q for quarter ended September 30, 2020, June 30, 2020, September 30, 2019 and June 30, 2019

MUFG Americas Holdings Corporation Investor Presentation, 3Q20

17

Balance Sheet Composition and Trends

Earning Asset Mix[1]



Securities Purchased under Repo and Borrowed, 11.5%
Trading Assets & Other, 7.6%
Cash and Cash Equivalents, 8.4%
Securities, 15.7%
Loans, 56.8%

Loan Portfolio Composition[2]



Commercial Mortgage, 19.2%
Construction, 1.8%
Lease Financing, 1.1%
Residential Mortgage & Home Equity, 39.9%
Commercial & Industrial, 33.3%
Other Consumer, 4.7%

Earning Assets[3] ($B)



(1.4)%
7
11
23
27
88
3Q19
7
11
23
27
88
4Q19
9
12
21
26
88
1Q20
12
12
18
25
88
2Q20
13
12
18
24
88
3Q20
Loans
Securities
Securities Purchased under Repo and Borrowed
Trading Assets & Other
Cash and Cash Equivalents

Deposit Growth[4] ($B)



+5.5%
33
17
4
9
33
3Q19
32
16
5
9
35
4Q19
34
14
2
9
39
1Q20
39
10
5
10
38
2Q20
40
8
7
9
37
3Q20
Money Market
Savings
Interest Checking
Time Deposit
Non-Interest Bearing

1. Average balance for the year ended September 30, 2020. May not total 100% due to rounding
2. Average balance total loans held for investment, including all nonperforming loans and purchased credit-impaired loans for the year ended September 30, 2020. May not total 100% due to rounding
3. Average balance for the year ended September 30, 2020. May not total 100% due to rounding
4. Ending quarterly balances and growth rate may not total due to rounding

MUFG Americas Holdings Corporation Investor Presentation, 3Q20

18

Strong Deposit Base

Retail Deposits

- Grow and retain core, low-cost deposits while optimizing bank-wide funding costs
- Drive primacy and quality of deposits through product simplification and innovation, analytics, and sales and delivery model refinements
- Continue to execute on and evolve COVID-19 response to provide Consumer and Small Business deposit relief efforts

Commercial Deposits

- Align product and platform build-outs to increase PxV and drive core balance growth
- Focus on key customer segments, with improved customer segmentation, data and reporting, pricing strategies, and enhanced collaboration with Regional Bank partners

Deposit Breakdown ($B)[3]

$102.0 billion Total Deposits



Transaction & Money Market
Savings
Time
Non-Interest Bearing
$40.5
40%
$43.6
43%
$8.4
8%
$9.5
9%

Major Deposit Share in Key California Locations[1,2]

Metropolitan Statistical Area (MSA) / State	Rank	Share (%)
San Diego-Chula Vista-Carlsbad, CA	4	14.01
Santa Maria-Santa Barbara, CA	3	13.71
Salinas, CA	5	8.37
Los Angeles-Long Beach-Anaheim, CA	4	7.78
Fresno, CA	4	6.86
Oxnard-Thousand Oaks-Ventura, CA	5	5.76
Sacramento-Roseville-Folsom, CA	6	5.07
Riverside-San Bernardino-Ontario, CA	6	3.96
San Francisco-Oakland-Berkeley, CA	7	2.09
San Jose-Sunnyvale-Santa Clara, CA	10	1.89
Overall California	**4**	**5.36**

1. Source: SNL Financial as of 6/30/20, "Pro Forma" ownership which captures any known M&A or branch closure activity up to the current date, no deposit cap applied
2. The above balances do not include PurePoint deposits which are primarily placed with customers outside MUB's West Coast markets
3. Period-end total deposits may not total 100% due to rounding

MUFG Americas Holdings Corporation Investor Presentation, 3Q20

19

Asset Quality Trends

Nonaccrual Loans / Total Loans[1,2]



1.0%
0.5%
0.0%
0.57%
0.57%
0.61%
0.71%
0.83%
0.47%
0.37%
0.36%
0.72%
0.70%
3Q19
4Q19
1Q20
2Q20
3Q20
MUAH
Reference Banks' Average[3]

Net Charge-offs (Recoveries) / Average Loans[1,4]



1.0%
0.5%
0.0%
-0.5%
0.50%
0.54%
0.57%
0.59%
0.52%
0.36%
0.45%
0.29%
0.24%
0.60%
3Q19
4Q19
1Q20
2Q20
3Q20
MUAH
Reference Banks' Average[3]

Criticized[5] & ACL / Total Loans



Criticized %
ACL %
Loans Held for Investment
6%
4%
2%
0%
$88,693
$88,213
$89,786
$86,535
$84,974
1.74%
1.78%
2.87%
4.43%
4.44%
0.77%
0.73%
1.40%
1.80%
1.73%

	3Q19	4Q19	1Q20	2Q20	3Q20
Criticized	1,547	1,567	2,579	3,831	3,771
Total Allowance for Credit Loss	684	647	1,253	1,561	1,472

Nonperforming Assets by Loan Type ($MM)



$700
$600
$500
$400
$300
$200
$100
$0
3
139
20
258
0.24%
1
1
137
15
175
0.19%
1
3
146
55
16
103
0.20%
1
206
45
147
222
0.37%
2
191
44
178
176
0.36%
3Q19
4Q19
1Q20
2Q20
3Q20
Commercial & Industrial
Commercial Mortgage
Construction
Residential Mortgage & Home Equity
Other Consumer
OREO
NPA / Total Assets

1. Source: SNL Financial and company reports
2. Total Loans for MUAH is based on Total Loans Held for Investment; Total Loans for Reference Banks' Average is based on gross loans which includes loans held for sale
3. Reference banks consist of 12 CCAR-filing public regional banks (CFG, CMA, COF, FITB, HBAN, KEY, MTB, PNC, RF, TFC, USB, ZION) plus the four largest U.S. money center banks (BAC, C, JPM, WFC). Reference Banks' average based on reporting through October 25, 2020 (Source: SNL Financial)
4. Annualized ratio
5. Criticized loans held for investment reflect loans in the commercial portfolio segment that are monitored for credit quality based on regulatory ratings. Amounts exclude small business loans, which are monitored by business credit score and delinquency status

MUFG Americas Holdings Corporation Investor Presentation, 3Q20

20

COVID-19 Loan Modifications All Consumer and Commercial loan portfolios had a reduction in active COVID-19 loan modifications, which were largely payment deferrals, from 6/30/2020 to 9/30/2020 As of 6/30/2020 As of 9/30/2020 1 % Change in Consumer $ Millions % of Portfolio $ Millions % of Portfolio Balance QoQ Residential Mortgage $3,384 11% $2,258 8% (33)% Home Equity $123 7% $87 5% (29)% Other Consumer $246 6% $67 2% (73)% Total Consumer Portfolio $3,753 10% $2,412 7% (36)% As of 6/30/2020 As of 9/30/2020 % Change in Commercial $ Millions % of Portfolio $ Millions % of Portfolio Balance QoQ C&I $1,306 4% $1,242 4% (5)% CRE $1,353 7% $632 3% (53)% Total Commercial Portfolio $2,659 5% $1,874 4% (30)% 1. Consumer portfolio tracks active payment deferrals only MUFG Americas Holdings Corporation Investor Presentation, 3Q20 21

Consumer Loan Portfolio Consumer portfolio continues to exhibit strong credit quality Residential Mortgage and Home Equity Portfolio Other Consumer Loans1 Period-end Loan Balances and Net Charge-Offs ($MM) Period-end Loan Balances and Net Charge-offs ($MM) $4,428 $4,450 $4,372 $3,855 $3,374$3,373 $39,693 $38,018 $36,036 $33,794 $31,619 $26 $34 $39 $43 $27 3Q19 4Q19 1Q20 2Q20 3Q20 3Q19 4Q19 1Q20 2Q20 3Q20 Residential Mortgage and Home Equity Marketplace Lender Originated Consumer Card Other Net Charge-offs 3Q19 4Q19 1Q20 2Q20 3Q20 3Q19 4Q19 1Q20 2Q20 3Q20 Net Charge-Offs $ (2) $ (1) $ (1) $ (1) $ — Other Consumer Loans $4,428 $4,450 $4,372 $3,855 $3,374 Other 74 74 71 63 59 Consumer Card 307 291 269 245 229 Marketplace Lender Originated 4,047 4,085 4,032 3,547 3,085 Net Charge-offs 26 34 39 43 27 1. Quarterly balances may not total due to rounding MUFG Americas Holdings Corporation Investor Presentation, 3Q20 22

Residential Mortgage and Home Equity Loans

Recent 90+ days past due delinquency rate uptick reflects a large residential mortgage and home equity loan concentration in the Los Angeles county and surrounding areas, where local economies have been slow to recover due to COVID-19 related restrictions

30 to 89 days Past Due



0.8%
0.6%
0.4%
0.2%
0.0%
0.37%
0.42%
0.74%
0.67%
0.51%
0.06%
0.08%
0.09%
0.05%
0.08%
3Q19
4Q19
1Q20
2Q20
3Q20
Residential and Home Equity
Other Consumer

90+ Days Past Due



0.8%
0.6%
0.4%
0.2%
0.0%
0.10%
0.12%
0.14%
0.21%
0.25%
0.03%
0.04%
0.04%
0.04%
0.05%
3Q19
4Q19
1Q20
2Q20
3Q20
Residential and Home Equity
Other Consumer

In response to the pandemic the Bank has offered payment relief options to customers that include the option to select an initial three-month forbearance plan for our mortgage and home equity line of credit clients impacted by the COVID-19 outbreak, and flexible relief programs for our consumer and business credit card clients, including payment deferral, delinquency removal and late fee waivers for our consumer and business deposit product customers.

Residential Mortgage Portfolio as of September 30, 2020:

- 39% interest-only (non-amortizing)
  - 63% weighted average LTV[1] for the I/O portfolio
- No subprime programs or option ARM loans
- 82% of the consumer portfolio has a refreshed FICO score of 720 and above[2]
- 97% has an LTV less than or equal to 80%

1. At origination
2. Excluding loans serviced by third-party service providers and loans covered by FDIC loss share agreements, includes PCI loans

MUFG Americas Holdings Corporation Investor Presentation, 3Q20

23

Commercial Loan Portfolio Commercial loan balance remains stable in 3Q20; net charge-offs continue to illustrate strong credit quality Period-end Loan Balances and Net Charge-offs (Recoveries) ($MM) $49,981 $49,378 $48,886 $45,745 $44,572 $103 $57 $68 $25 $11 Period 3Q19 4Q19 1Q20 2Q20 3Q20 Total Commercial Portfolio $44,572 $45,745 $49,378 $48,886 $49,981 Lease Financing 1,235 1,001 980 1,027 961 Construction 1,609 1,511 1,583 1,712 1,550 Commercial Mortgage 15,909 16,895 16,943 16,683 16,600 Commercial & Industrial 25,819 26,338 29,872 29,464 30,870 Total Net Charge-offs (Recoveries) $57 $68 $25 $11 $103 MUFG Americas Holdings Corporation Investor Presentation, 3Q20 24

Commercial Real Estate Overview

Largely secured, California-focused commercial real estate-purposed loans[1] with strong credit performance

Q3 2020 Property Type Breakdown[2]



Unsecured:
5.1%
Other: 14.1%
Secured
94.9%
Multi-Family:
41.5%
Industrial:
12.2%
Retail: 13.0%
Office: 14.1%

Q3 2020 Geographic Distribution[3]



Other: 15.7%
Los Angeles: 21.8%
Oregon: 3.2%
Texas: 2.3%
Washington: 6.6%
California
67%
Orange: 9.7%
New York: 5.1%
San Diego: 10.7%
Other (CA):
15.2%
Santa Clara: 4.1%
Alameda: 3.7%
San Francisco: 1.9%

Commercial Real Estate Statistics[4]

(Dollars in millions)	September 30, 2020	June 30, 2020	September 30, 2019
Commitments	$ **24,017**	$ **24,215**	$ **23,638**
Commercial and Industrial	4,377	4,280	4,410
Commercial Mortgage	16,926	16,954	16,174
Construction	2,715	2,981	3,054
Outstandings	**20,301**	**20,629**	**19,366**
Commercial and Industrial	2,158	2,239	1,852
Commercial Mortgage	16,594	16,678	15,904
Construction	1,549	1,712	1,609
Nonperforming Loans	**307**	**191**	**20**

1. Commercial real estate-purposed loans are comprised of commercial mortgage loans, construction loans and C&I loans to borrowers with real estate-exposed businesses; does not include CMBS in the investment or trading portfolios
2. May not add to 100% due to rounding
3. Excludes loans not secured by real estate; subsets of California reported by Metropolitan Statistical Area (MSA); may not add to 100% due to rounding
4. Figures may not add due to rounding

MUFG Americas Holdings Corporation Investor Presentation, 3Q20

25

Materially De-Risked Oil & Gas Portfolio from 2015-2020 Total Exposure Trends Criticized Assets / NCO Trends 2015 vs. 2020 O&G Exposure by Subsectors • Materially de-risked Oil & Gas portfolio from 2015-2020: • Strategically reduced $5.1 billion (66%) of exposure through loan sales and exits • Reduction focused in the highest risk sectors ▪ Exploration and Production (E&P) exposure reduced by $5.0 billion (81%) ▪ $565 million (47%) of the remaining $1.2 billion E&P exposure is Reserve Based Lending MUFG Americas Holdings Corporation Investor Presentation, 3Q20 26

Strong Liquidity Position and Diverse Funding Mix • Under the joint agency Tailoring Rules, Category IV firms (such as MUAH) are required to maintain a liquidity buffer that is sufficient to meet the projected net stress cash-flow need over a 30-day planning horizon under the firm's internal liquidity stress test and subject to monthly tailored liquidity reporting requirements • Unpledged securities of $21.5 billion; ability to meet expected obligations for at least 18 months without access to funding • Key sources of funding consist primarily of deposits ($102.0 billion), supplemented by wholesale funding ($15.8 billion) • Diversified wholesale funding mix, primarily including borrowings from the Federal Home Loan Bank (FHLB) of San Francisco, the parent (Total Loss Absorbing Capacity debt), and unsecured term debt in the capital markets • Unused FHLB capacity is $19.4 billion MUAH Total Funding Profile MUAH Wholesale Funding Profile $ in billions Other LT Borrowings¹: 0.1% Wholesale Funding: 11.2% Repos: 16.6% TLAC 6.8 FHLB 4.9 Unsecured Term Debt 3.1 Deposits: 72.1% CP & Other ST Borrowings 0.6 Other Wholesale Funding 0.4 1. Includes non-recourse debt MUFG Americas Holdings Corporation Investor Presentation, 3Q20 27

High Quality Investment Portfolio

Investment Portfolio[1]
($ in billions)



$24.6
$6.2
$1.7
$0.5
$0.9
$1.4
$4.4
$0.7
$5.5
$3.3
3Q20
$24.0
$7.2
$1.3
$0.2
$0.9
$1.4
$4.1
$0.7
$4.4
$3.9
2Q20
U.S. Treasury and Govt-Agency AFS
U.S. Agency MBS AFS
Non-Agency RMBS AFS
Non-Agency CMBS AFS
CLOs AFS
Direct Bank Purchase Bonds AFS
Other AFS
U.S. Treasury and Govt-Agency HTM
U.S. Agency MBS HTM

1. Source: Fair value of securities in MUAH 10-Q Filing as of September 30, 2020 and June 30, 2020 respectively
2. Source: MUAH 10-Q Filing as of September 30, 2020; may not total 100% due to rounding

Commentary

- Agency residential and commercial mortgage-backed securities consist of securities guaranteed by a U.S. government corporation, such as Ginnie Mae, or a government-sponsored agency such as Freddie Mac or Fannie Mae
- Commercial mortgage-backed securities are collateralized by commercial mortgage loans and are generally subject to prepayment penalties
- CLOs consist of structured finance products that securitize a diversified pool of loan assets into multiple classes of notes
- Other debt securities primarily consist of direct bank purchase bonds, which are not rated by external credit rating agencies

Investment Portfolio Distribution[2]



Non-Agency RMBS: 2.7%
US Treasury and Govt-Agency: 20.5%
Non-Agency CMBS: 18.0%
CLOs: 5.6%
Direct Bank Purchase Bonds: 3.8%
Other: 2.2%
Agency MBS: 47.3%

MUFG Americas Holdings Corporation Investor Presentation, 3Q20

28

High Quality Securities Financing Portfolio (MUSA) Securities Financing Maturity Profile • Securities financing activity largely conducted through MUSA 25,000 • Securities financing portfolio is primarily $20,069 20,000 collateralized by high quality, liquid assets • Approximately 90% is collateralized by ) s 15,000 n o i l U.S. Treasuries and Agency MBS and l i M ( $9,299 $ 10,000 $8,311 10% is backed by equities, credit and other $5,026 5,000 $4,146 $3,238 $3,294 • Robust risk management framework $800 0 governs secured financing profile including 1 O/N and Continuous 2-30 days 31-90 days > 90 days guidelines and limits for tenor gaps, counterparty concentration and stressed Assets Liabilities liquidity outflows Assets2 Liabilities2 4.0% 2.3% 2.8% 2.8% 3.9% 3.5% U.S. Treasury & Government Agencies Agency MBS 44.7% Corporate Bonds 35.4% 54.4% 46.3% Other Debt Equities 1. Includes continuous maturities which include open trades and term evergreen transactions that are primarily used to fund inventory 2. Total assets and liabilities may not total 100% due to rounding MUFG Americas Holdings Corporation Investor Presentation, 3Q20 29

Interest Rate Risk Management of Exposures Other Than Trading Net Interest Income (NII) Sensitivity ($MM) Effect on NII % of Base Case NII $235.4 +200 bps $146.6 $149.6 8.67% 5.18% 5.35% $21.7 $28.1 0.74% 1.04% (1.71)% (2.37)% (2.87)% (2.89)% (3.16)% $(50.3) 12-month horizon $(65.6) $(81.3) $(80.9) $(85.9) Gradual parallel yield curve shift over -100 bps 3Q19 4Q19 1Q20 2Q20 3Q20 Effect on NII % of Base Case NII For additional information regarding estimates and assumptions used in our net interest income sensitivity analysis see “Market Risk Management - Interest Rate Risk Management” in Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2019 Form 10-K. MUFG Americas Holdings Corporation Investor Presentation, 3Q20 30

Strong and High Quality Capital Base

MUAH's capital ratios exceed the average of the Reference Banks[1]

	Reference Banks' Average[1]	MUAH Capital Ratios			
Capital ratios:	September 30, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
Regulatory:					
Common Equity Tier 1 risk-based capital ratio	10.63%	15.03%	14.48%	13.88%	14.10%
Tier 1 risk-based capital ratio	12.26	15.03	14.48	13.88	14.10
Total risk-based capital ratio	14.65	16.14	15.65	14.79	14.73
Tier 1 leverage ratio	8.74	9.44	8.94	8.91	8.88
Other:					
Tangible common equity ratio[2]	7.63	9.39	8.88	8.84	8.45

- MUAH reports its regulatory capital ratios under the standardized approach of the U.S. Basel III Rules. Under the revised Enhanced Prudential Standards (EPS) and joint agency capital Tailoring Rules, MUAH is subject to Category IV requirements.
- MUAH's 3Q20 Common Equity Tier 1 and Tier 1 Capital Ratios increased to 15.03% over the 2Q20 14.48% reported result; the increase was primarily driven by a $488 million increase in CET1 capital driven by an $188 million increase in U.S. GAAP equity and a $365 million decrease in goodwill and intangibles (net of deferred tax liabilities) associated with the recording of $357 million in goodwill impairment.
- Effective October 1, 2020, MUAH became subject to a firm specific 4.4% Standardized Capital Conservation Buffer (Stress Capital Buffer); MUAH's capital distributions would be subject to limitation should its CET1, Tier 1 Capital and/or Total Capital ratios fall respectively below 8.9%, 10.4% and 11.4%
- All CCAR firms, including MUAH, were required to resubmit their 2020 Annual Capital Plan to the Federal Reserve; MUAH resubmitted its 2020 Capital Plan before the November 2, 2020 required due date

1. Reference Banks consist of 12 CCAR-filing public regional banks listed on slide 20 plus the four largest U.S. money center banks. Reference Banks' average based on reporting through October 25, 2020 (Source: SNL Financial)
2. Non-GAAP financial measures. Refer to our separate reconciliation of no-GAAP financial measures in our 10-K and 10-Q for year/quarter ended September 30, 2020, June 30, 2020, March 31, 2020 and December 31, 2019

MUFG Americas Holdings Corporation Investor Presentation, 3Q20

31

Strong Credit Ratings

For the rating agencies, strong capital and conservative asset quality help offset MUAH's lower profitability and a higher level of wholesale funding relative to peers

Senior Unsecured LT / ST	Moody's[1]	S&P	Fitch[2]
Mitsubishi UFJ Financial Group, Inc. *Parent*	A1 P-1	A- -	A- F1
MUFG Bank, Ltd. *OpCo*	A1 P-1	A A-1	A- F1
MUFG Americas Holdings Corporation *Intermediate Holding Co.*	A3 -	A- A-2	A F1
MUFG Union Bank, N.A. *OpCo*	A3 P-2	A A-1	A F1
MUFG Securities Americas Inc. *Broker Dealer*	N/R	A A-1	A F1

Deposits LT / ST	Moody's[1]	S&P	Fitch[2]
MUFG Union Bank, N.A. *OpCo*	Aa3 P-1	NR	A+ F1

Reference Banks' Credit Ratings (10/26/2020)

	Holding Company Ratings			Bank Ratings		
Long-term ratings	S&P	Moody's	Fitch	S&P	Moody's	Fitch
U.S. Bancorp	A+	A1	AA-	AA-	A1	AA-
Wells Fargo & Company	BBB+	A2	A+	A+	Aa2	AA-
Bank of America Corp.	A-	A2	A+	A+	Aa2	AA-
JPMorgan Chase & Co.	A-	A2	AA-	A+	Aa2	AA
Truist Financial Corp.	A-	A3	A+	A	A2	A+
PNC Financial Services	A-	A3	A+	A	A2	A+
MUAH	A-	A3	A	A	A3	A
M&T Bank	A-	A3	A	A	A3	A
Citigroup Inc.	BBB+	A3	A	A+	Aa3	A+
Comerica	BBB+	A3	A-	A-	A3	A-
Fifth Third Bancorp	BBB+	Baa1	A-	A-	A3	A-
KeyCorp	BBB+	Baa1	A-	A-	A3	A-
Huntington	BBB+	Baa1	A-	A-	A3	A-
Capital One Financial Corp.	BBB	Baa1	A-	BBB+	Baa1	A-
Citizens Financial Group	BBB+	NR	BBB+	A-	Baa1	BBB+
Regions Financial Corp.	BBB+	Baa2	BBB+	A-	Baa2	BBB+
Zions Bancorporation	-	-	-	BBB+	Baa2	BBB+

1. On October 15, 2020, Moody's downgraded MUAH's long-term rating to A3 from A2 and MUB's long and short-term ratings to A3/P-2 from A2/P-1. MUB's long-term deposit rating was downgraded to Aa3 from Aa2 and the short-term deposit rating of P-1 was affirmed.

2. On October 23, 2020, Fitch affirmed MUAH, MUB, and MUSA's long and short-term ratings of A/F1 outlook negative. On September 24, 2020, Fitch revised MUFG and MUFG Bank's outlook to stable from negative.

MUFG Americas Holdings Corporation Investor Presentation, 3Q20

32

Appendix 33

MUFG's Journey in the Americas We serve our corporate and investment banking clients under the MUFG Corporate and Integration Brand; our consumer, Union Bank, Investment banking of U.S. wealth, and commercial formerly MUFG builds global formed Banking Stephen banking clients under known as network of overseas Operations Cummings is the Union Bank brand; Bank of bases comparable to Union Bank becomes under MUAH/ named and our direct banking California, is major banks of wholly owned MUFG Union CEO for the business under the formed Europe and U.S. subsidiary of MUFG Bank Americas PurePoint brand 1864 1970s 2008 2014 2015 2017 Today 1880 1988 2010 - 2013 2016 2019 2020 MUFG, formerly known MUFG acquires Acquired: Formation MUAH as Intermediate Acquired Intrepid Union Bank will as Yokohama Specie Union Bank • Tamalpais Bancorp (2010) of Regional Holding Company Investment use the FIS Bank, Bank of Tokyo, is ~$600 million assets Bank under Consolidates MUFG U.S. Bankers Modern Banking formed Single Subsidiaries, including Platform to co- • Frontier Bank (2010) Leadership MUFG Securities Americas Acquired Trade develop and co- ~$3 billion assets (Enhanced Prudential Payable Services engineer systems Standards Implementation) (TPS), a leading that will be core to • Pacific Capital Bancorp (2012) supply chain the banking ~$6 billion assets finance platform, transformation from GE Capital program • Smartstreet (2012) ~$1 billion assets Acquired First Union Bank State committed $10 • First Bank (2013) Investments (US) million to launch a ~$550 million assets LLC as Community subsidiary of Recovery • PB Capital (2013) MUFG Fund Program aimed at ~$3.5 billion assets Services, a direct addressing social subsidiary of and racial MUAH injustices MUFG Americas Holdings Corporation Investor Presentation, 3Q20 34

Leadership Team and Board of Directors



Stephen Cummings

MUFG	MEO, REA and MEO of GCIB Business Group
MUFG Bank	MEO, REA, Deputy Chief Executive,GCIB Business Unit and CEO for MUAH, GCIB Business Unit
MUAH /MUB	President & CEO



Kazuo Koshi

MUFG	MEO, Group Deputy COO-I Deputy Group Head, GCIB Business Group
MUFG Bank	MEO, Deputy COO-I Deputy Chief Executive, GCIB Business Unit
MUAH /MUB	Executive Chairman



Ryoichi Shinke

MUFG	MEO, Deputy REA
MUFG Bank	MEO, Deputy REA, with oversight of Canada and Latin America operations
MUAH /MUB	Deputy REA



GLOBAL CORPORATE & INVESTMENT BANKING (GCIB)

Kevin Cronin
Head of Corporate & Investment Banking - Americas



TRANSACTION BANKING

Ranjana Clark
Head of Transaction Banking



FINANCE

Johannes Worsoe
Chief Financial Officer



LEGAL

Michael Coyne
General Counsel



REGIONAL BANK

Greg Seibly
Head of Regional Banking



MUFG SECURITIES AMERICAS (MUSA)

William Mansfield
Regional Head of Global Markets / CEO MUSA



RISK

Donna Dellosso
Chief Risk Officer



HUMAN RESOURCES

Amy Ward
Chief Human Resources Officer



JAPANESE CORPORATE BANKING

Daisuke Bito
Head of Japanese Corporate Banking for the Americas



CHIEF OF STAFF

Masatoshi Komoriya
Chief of Staff



OPERATIONS & TECHNOLOGY

Christopher Higgins
Chief Information & Operations Officer
Head of the Transformation Program



OPERATIONAL EFFECTIVENESS

Francesca Lindner
Chief Operational Effectiveness Officer

MUAH/MUB Board Members

Independent Board Members

- Roberta (Robin) A. Bienfait
- John R. Elmore
- Michael D. Fraizer
- Ann F. Jaedicke
- Suneel Kamlani*
- Barbara L. Rambo
- Toby S. Myerson
- Dean A. Yoost

Shareholder Appointees

- Kazuo Koshi
- Stephen Cummings
- Masahiro Kuwahara
- Hiroshi Masaki
- Kazuto Uchida

MEO: Managing Executive Officer
REA: Regional Executive for the Americas
* Mr. Kamlani serves only on the Board of Directors of MUFG Americas Holdings Corporation

MUFG Americas Holdings Corporation Investor Presentation, 3Q20

35

MUFG Americas takes pride in our Achievements in Banking and Serving Our Communities

MUFG Inclusion & Diversity Achievements

Bloomberg: Gender Equality Index, 2017-2020

Human Rights Campaign: 100% Corporate Equality Index, 2014-2020

DiversityInc. Noteworthy Company, 2020

25 Women to Watch and 25 Most Powerful Women in Banking, 2011-2019

U.S. Veterans Magazine: Best of the Best, 2017-2020

Black EOE Journal: Top Employer, Top LGBT-Friendly Employer, and Top Financial & Banking Company, 2010-2020

Strategic Partnerships

We support and partner with professional development and community organizations that align with our inclusion and diversity strategy, including:

- Asian Pacific Islander Scholarship Fund (APIASF)
- DiversityInc Best Practices
- Elevate Enterprise Resource Group (ERG), by Spectrum Knowledge
- Equality California Institute
- Financial Women Association, NY
- National Latina Business Women Association
- National Veterans Transition Services
- Prism International, Inc. - Association of ERGs & Councils
- United Negro College Fund (UNCF)

Corporate Social Responsibility for the Americas

Philanthropic Commitment to Communities

64,000 hours
Volunteer hours[1] completed by MUFG Union Bank employees

93 million+
Individuals provided with basic needs[2]
Provided through the MUFG Union Bank Foundation's nonprofit grantees

$17.6 million
In philanthropic grants and investments[2]
The MUFG Union Bank Foundation directed 90% of contributions to strategic focus areas and 86% to benefit low- and moderate-income communities.

CRA Rating of Outstanding Community Service Action Plan Goals

$41 billion
In total pledged commitments under our 5-year Community Service Action Plan (2016-2020)

$9.7 billion
In environmental financing and investment[1]

28%
Reduced our greenhouse gas emissions from our own operations[1]

$830.7 million
In lending and investments to support multi-family affordable housing[2]

1. For the twelve months ended 3/31/2020
2. For the year ended 12/31/2019

MUFG Americas Holdings Corporation Investor Presentation, 3Q20

36

MUAH Unsecured Long-Term Debt Outstanding and Maturity Schedule1 As of September 30, 2020 MUFG Americas Holdings Corp. Senior Subordinated Preferred External Issued to MUFG Bank External Issued to MUFG Bank $400MM 3.50% Notes due 6/2022 $3,250MM Floating Rate Term Loan due 12/2022 -- -- $400MM 3.00% Notes due 2/2025 $125MM Floating Rate Term Loan due 12/2022 $1,625MM Floating Rate Term Loan due 12/2023 $1,765MM Floating Rate Term Loan due 12/2023 €21.7MM Floating Rate Term Loan due 12/2023 MUFG Union Bank, N.A. Senior Subordinated Preferred External Issued to MUFG Bank External Issued to MUFG Bank $1000MM 3.15% Notes due 4/2022 -- -- $300MM Floating Rate Notes due 3/2022 $700MM 2.10% Notes due 12/2022 $300MM Floating Rate Notes due 12/2022 Other MUAH Subsidiaries Senior Subordinated Preferred External Issued to MUFG Bank / Affiliates External Issued to MUFG Bank / Affiliates -- $333MM Fixed Rate Term Loans due 11/2020 - 9/2027 -- -- Long-Term Debt Redemption Schedule - Next 10 Years MUB Term Debt MUAH Term Debt Other MUAH Subs² 4,500 4,000 3,500 3,000 2,500 2,000 1,500 1,000 500 0 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 1. Excludes non-recourse debt, junior subordinated debt, FHLB Loans and capital leases 2. Based on various fixed rate borrowings due between 2020 and 2027 MUFG Americas Holdings Corporation Investor Presentation, 3Q20 37

Contacts Contacts Daniel Weidman Stanley Cecala Managing Director, Corporate Communications Director, Investor Relations 213-236-4050 212-782-5629 daniel.weidman@unionbank.com stanley.cecala@unionbank.com Investor Relations MUFG Americas Holdings Corporation 212-782-6872 DebtCapitalMarketsIR@unionbank.com MUFG Americas Holdings Corporation Investor Presentation, 3Q20 38